SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

February 20, 2004

Date of Report (Date of Earliest Event Reported)

THE PEOPLES HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

Mississippi	1-13253	64-0676974
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Identification Number)
of Incorporation)

209 Troy Street, Tupelo, Mississippi 38802-0709

(Address of Principal Executive Offices)(Zip Code)

Registrant’s Telephone Number: (662)680-1001

ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)	The following exhibit is filed herewith:

99.1	Visual presentation made via webcast on February 18, 2004, by The Peoples Holding Company

ITEM 9: REGULATION FD DISCLOSURE.

Furnished herewith as Exhibit 99.1 are the visual materials presented on February 18, 2004, in a webcast by The Peoples Holding Company concerning the definitive agreement entered into on February 17, 2004, to acquire Renasant Bancshares, Inc. of Germantown, Tennessee. The visual presentation was also filed with the Securities Exchange Commission under Rule 425 under the Securities Act of 1933, as amended. The visual presentation is available on The Peoples Holding Company's website at www.thepeoplesbankandtrust.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PEOPLES HOLDING COMPANY
Registrant

DATE: February 20, 2004	/s/ E. Robinson McGraw
E. Robinson McGraw
President & Chief Executive Officer

EXHIBIT INDEX
EXHIBIT NUMBER	DESCRIPTION
99.1	Visual presentation made via webcast on February 18, 2004, by The Peoples Holding Company.